CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 17 of our report dated December 17, 2020, relating to the financial statements and financial highlights, which appears in PGIM Short Duration Multi-Sector Bond Fund’s Annual Report on Form N-CSR for the year ended October 31, 2020.  We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 28, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 17 of our report dated December 17, 2020, relating to the financial statements and financial highlights, which appears in PGIM Total Return Bond Fund’s Annual Report on Form N-CSR for the year ended October 31, 2020.  We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 28, 2020